EXHIBIT 23.2

EXHIBIT 23.2 CONSENT OF LEGAL COUNSEL

                                 Weed & Co. L.P.
                         4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                                  July 3, 2000

Eagle Wireless International, Inc.
101 Courageous Drive
League City, TX 77573

I hereby consent to the use of my opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,425,567 shares (the "Shares") of Eagle Wireless International, Inc.'s ("Eagle Wireless") common stock, par value $.001 per share (the "Common Stock"), to be sold by the Selling Stockholders upon the terms and subject to the conditions set forth in Eagle Wireless' registration statement on Forms SB-2, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.

                                Very truly yours,

                                /s/ RICHARD O. WEED
                                Richard O. Weed